As filed with the Securities and Exchange Commission on May 23, 1997
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         BELLWETHER EXPLORATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                            76-0437769
        (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

      1331 LAMAR, SUITE 1455, HOUSTON, TEXAS              77010
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                         BELLWETHER EXPLORATION COMPANY
                            1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                  J. DARBY SERE
                             1331 LAMAR, SUITE 1455
                              HOUSTON, TEXAS 77010
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 650-1025
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                             BUTLER & BINION, L.L.P.
                           1000 Louisiana, Suite 1600
                              Houston, Texas 77002
                            Attn: George G. Young III
                                 (713) 237-3111

                         Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------
 Title of Securities       Amount            Proposed             Proposed maximum         Amount of
  to be registered          to be        maximum offering        aggregate offering      registration
                         registered      price per share*              price                 fee*
----------------------------------------------------------------------------------------------------------
    Common Stock       500,000 shares        $9.5625                $4,781,250            $1,448.86
----------------------------------------------------------------------------------------------------------

-----
* Computed pursuant to Rule 457(h) based on the average of the high and low reported prices on May 21, 1997.
================================================================================

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to
        Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, and all documents subsequently filed by Bellwether Exploration Company (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 0- 9498);

      (b) the Company's Final Prospectus filed pursuant to Rule 424(b) under the Securities Act on April 7, 1997, included as part of the Company's Registration Statement on Form S-1 (Registration No. 333-21813);

      (c) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1996, December 31, 1996 and March 31, 1997 and Current Report on Form 8-K dated April 9, 1997 (File No. 0-9498); and

      (d) "Item 4. Description of Registrant's Securities Registered" in the Company's Registration Statement on Form 8-B (File No. 0-9498) describing the Company's Common Stock.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Article Eight of the Certificate of Incorporation and Section 7.7 of the Bylaws of the Company provide, in general, that the Company may and shall, respectively, indemnify its officers and directors to the full extent permitted by Delaware law. Article Nine of the Certificate of Incorporation of the Company further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director except for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director derived a personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS

 EXHIBIT NUMBER
AND DESCRIPTION
---------------
      (4) Instruments defining the rights of security holders, including indentures

            4.1   Specimen Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 33-76570)

            4.2 The Company's 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1, File No. 333-21813.)

      (5)   Opinion re legality

            5.1   Opinion of Butler & Binion, L.L.P.

      (23)  Consents of experts and counsel

            23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)

            23.2  Consent of Deloitte & Touche LLP

            23.3  Consent of KPMG Peat Marwick LLP

      (24)  Power of attorney (included on the signature page hereof)

ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 23, 1997.


                                            BELLWETHER EXPLORATION COMPANY


                                            By: /s/ J. DARBY SERE
                                                    J. Darby Sere, President and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Darby Sere, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                         Title                             Date
   ---------                         -----                             ----

/s/ J. P. BRYAN               Chairman of the Board of Directors   May 23, 1997
J. P. Bryan

/s/ J. DARBY SERE             Chief Executive Officer, President   May 23, 1997
J. Darby Sere                 and Director (PRINCIPAL EXECUTIVE
                              OFFICER)

/s/ CHARLES C. GREEN          Executive Vice President, Chief      May 23, 1997
Charles C. Green III          Financial Officer and Director
                              (PRINCIPAL FINANCIAL AND ACCOUNTING
                              OFFICER)

/s/ VINCENT H. BUCKLEY
Vincent H. Buckley            Director                             May 23, 1997

/s/ ALEXANDER K. MCLANAHAN    Director                             May 23, 1997
Alexander K. McLanahan

/s/ DR. JACK BIRKS            Director                             May  23, 1997
Dr. Jack Birks

/s/ MICHAEL D. WATFORD        Director                             May 23, 1997
Michael D. Watford

/s/ C. BARTON GROVES          Director                             May 23, 1997
C. Barton Groves

/s/ HABIB KAIROUZ             Director                             May 23, 1997
Habib Kairouz